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                                                      Exhibit 23.2


         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maxtor Corporation 1992 Employee Stock Purchase Plan and the Maxtor Corporation 1996 Outside Directors Stock Option Plan of our report dated April 19, 1995, with respect to the consolidated financial statements and schedules of Maxtor Corporation included in its Annual Report (Form 10-K) for the year ended March 25, 1995, filed with the Securities and Exchange Commission.



/s/  Ernst & Young LLP
----------------------
San Jose, California
October 6, 1995